Exhibit 10.1

MJP Advisory Group LLC

Consulting Agreement

This Consulting Agreement (the “Agreement”) is dated as of July 28, 2025 (the “Effective Date”), by and between Bleichroeder Acquisition Corp. I, a Cayman Islands exempted company (“SPAC”), and MJP Advisory Group LLC, a New York limited liability company (“Consultant”).

1. Services. During the Term of this Agreement, the Consultant will provide financial, due diligence, valuation and other deal related consulting and advisory services to the SPAC in connection with its pursuit of completing a business combination. These consulting and advisory services include, due diligence of potential target companies, conducting financial and valuation analyses, supporting directors and officers in their review of target companies and any other ad hoc requests at the discretion of SPAC directors and officers (collectively, the “Services”).

2. Consideration. As consideration for the Services to be provided by Consultant, SPAC shall pay to Consultant (i) a one-time retainer fee of sixty thousand dollars ($60,000) upon SPAC’s execution of a definitive agreement for a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses and (ii) on the first of the month, beginning August 1, 2025, a monthly services fee of sixteen thousand dollars ($16,000).

3. Expenses. Consultant shall not be authorized to incur on behalf of the SPAC any expenses and will be responsible for all expenses incurred while performing the Services except as expressly agreed to in writing by the SPAC’s Chief Executive Officer, Chief Financial Officer or Chief Operating Officer. As a condition to receipt of any such reimbursement, Consultant shall be required to submit to the SPAC reasonable evidence that the amount involved was both reasonable and necessary to the Services provided under this Agreement.

4. Term and Termination. Consultant shall serve as a consultant to the SPAC for a period (the “Term”) commencing on the Effective Date and terminating on the earlier of: (i) November 1, 2026; or (ii) upon successful completion of a business combination.

(a) Termination for Convenience. Either party may terminate this Agreement for convenience at any time upon thirty (30) business days’ written notice to the other party (a “Termination for Convenience”).

(b) Termination for Breach: Should either party default in the performance of this Agreement or materially breach any of its obligations under this Agreement, the non-breaching party may terminate this Agreement immediately if the breaching party fails to cure the default or breach within ten (10) business days after having received written notice by the non-breaching party of the breach or default.

5. Effect of Termination. Upon termination of this Agreement for any reason, the Consultant shall immediately stop work on the Services and shall, at SPAC’s request, return all property and Confidential Information to the SPAC.

6. Independent Contractor. Consultant’s relationship with the SPAC will be that of an independent contractor and not that of an employee. Consultant will not be eligible for any employee benefits, nor will the SPAC make deductions from payments made to Consultant for employment or income taxes, all of which will be Consultant’s responsibility. Consultant agrees to indemnify and hold the SPAC harmless from any liability for, or assessment of, any such taxes imposed on the SPAC by relevant taxing authorities. Consultant will have no authority to enter into contracts that bind the SPAC or create obligations on the part of the SPAC without the prior written authorization of the SPAC.

7. Mutual Indemnity. Consultant and SPAC agree to indemnify and hold each other and its directors, officers and employees harmless from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with: (i) any negligent, reckless or intentionally wrongful act of Consultant; (ii) a determination by a court or agency that the Consultant is not an independent contractor; (iii) any breach by the Consultant of any of the covenants contained in this Agreement; (iv) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations.

8. No rights granted. Nothing in this Agreement grants to the Consultant any rights under any patent, copyright or other intellectual property right of the SPAC. The Consultant has no rights in or to the SPAC’s Confidential Information or Intellectual Property (as defined below), except the limited right to use the Confidential Information in connection with the Services.

9. Confidential Information. Consultant and SPAC will not disclose to any other person, firm, or corporation, during or after the term of this Agreement, any business combination target information which includes, operational, financial, or any other confidential information which is acquired by the Consultant in the course of performing services hereunder.

10. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction, and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the laws of the State of New York.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings, and agreements, whether oral or written, between them relating to the subject matter hereof.

(c) Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d) Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement and the rights and obligations of the parties hereunder will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators, and legal representatives. The SPAC may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with SPAC’s prior written consent.

(e) Notices. Any notice, demand, or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered (or refusal to accept, or inability to deliver, if applicable) personally or by overnight courier, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the SPAC’s books and records.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute one and the same agreement.

11. Waiver Against Trust. Reference is made to the final prospectus of SPAC, dated as of October 31, 2024, and filed with the SEC (File No. 333-280777) on November 1, 2024 (the “Prospectus”). Consultant hereby represents and warrants that it has read the Prospectus and understands that SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public shareholders (the “Public Shareholders”), and that, except as otherwise described in the Prospectus, SPAC may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their SPAC shares in connection with (i) the consummation of SPAC’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”), (ii) with an extension of its deadline to consummate a Business Combination, or (iii) an amendment to other provisions of the Amended and Restated Memorandum and Articles of Association of SPAC relating to shareholders’ rights or pre-initial Business Combination activity, (b) to the Public Shareholders if SPAC fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, subject to extension by an amendment to SPAC’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay for taxes and up to $100,000 in dissolution expenses or (d) to SPAC after or concurrently with the consummation of a Business Combination. For and in consideration of SPAC entering into this Agreement and discussions with Consultant regarding the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Consultant hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither Consultant nor any of its affiliates does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between SPAC or its representatives, on the one hand, and Consultant or its representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Consultant on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that Consultant or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC or its representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with SPAC or its affiliates). Consultant agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC and its affiliates to induce SPAC to enter into this Agreement, and Consultant further intends and understands such waiver to be valid, binding and enforceable against Consultant and each of its affiliates under applicable law. To the extent Consultant or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC or its representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC or its representatives, Consultant hereby acknowledges and agrees that Consultant’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Consultant or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event Consultant or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC or its representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, SPAC and its representatives, as applicable, shall be entitled to recover from Consultant and its affiliates the associated legal fees and costs in connection with any such action, in the event SPAC or its representatives, as applicable, prevails in such action or proceeding.

Each party that executes this Agreement has the authority to execute it and to bind the person or entity on whose behalf he or she is signing. Each signatory shall jointly indemnify, defend, and hold harmless the other parties from any claims, expenses, and liabilities (including attorneys’ fees) arising from any asserted or actual lack of authority to execute this Agreement.

Jury Waiver and Arbitration Agreement. BOTH THE CONSULTANT AND THE SPAC HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT, AND FURTHER AGREE AND ACKNOWLEDGE THAT ALL DISPUTES COVERED BY THE ACCOMPANYING MUTUAL AGREEMENT TO ARBITRATE DISPUTES WILL BE SUBJECT TO FINAL AND BINDING ARBITRATION.

[Signature page to follow]

BLEICHROEDER ACQUISITION CORP. i

Signed:	/s/ Kevin Shannon
Name:	Kevin Shannon
Title:	Chief Operating Officer

MJP ADVISORY GROUP LLC

Signed:	/s/ Marcello J Padula
Name:	Marcello J Padula
Title:	Sole Member

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